UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: September 25, 1998

                            HomeGold Financial, Inc.
             (Exact name of registrant as specified in its charter)


   South Carolina                  0-8909                        57-0513287
(State of other juris-          (Commission                    (IRS Employer
diction of incorporation)       File Number)              Identification Number)

       Suite 750, 15 South Main Street, Greenville, South Carolina 29601
               (Address of principal executive offices) (Zip Code)

       Registrants telephone number, including area code: (864) 235-8056

                  The Exhibit Index appears on page 4 hereof.



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Item 4.     Changes in Registrant's Certifying Accountant
            ---------------------------------------------

     By unanimous consent on September 21, 1998, the Company's Board of Directors determined to dismiss KPMG Peat Marwick LLP ("KPMG") and to engage Elliott Davis & Company, LLP ("ED&C") as the Company's auditors for the 1998 fiscal year. KPMG has served as the Company's principal accountants for fiscal years ended December 31, 1996 and 1997, while ED&C served as the Company's principal accountants for the fiscal years ended December 31, 1993, 1994 and 1995.

     KPMG's report on the financial statements for the past two years had not contained an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

     The determination to change the Company's principal accounting firm was recommended to the Board of Directors by the Company's Audit Committee. The Audit Committee believes that ED&C will better serve the Companys auditing needs in terms of service level and cost.

     During the past two years and subsequent interim periods, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreement in connection with its reports.

     KPMG issued management letters dated January 30, 1997 and February 27, 1998 in conjunction with their 1996 and 1997 audits. There were no material weaknesses identified in the Companys internal control structure. The management letter dated February 27, 1998 did, however, contain reportable conditions as defined by the American Institute of Certified Public Accountants Auditing Standards. These matters have been reported by the Company under Item 304(a)(1)(v) of Regulation S-K as follows:

1. The accounting for servicing income and interest income relating to the Companys securitization transactions were found to be incorrect and were adjusted at year end.

2. The servicing asset was found to be understated at year end and was adjusted.

3. The residual asset valuation was adjusted at year end to reflect a more conservative accounting than previously used as well as correct certain errors in the recording of the residual assets.

4. Certain reconciliations of general ledger accounts were not documented by the preparer and the review was not documented.

The net impact to net income for audit adjustments, including those identified above as reportable conditions, in 1997 was immaterial and totalled less than $0.01 per share. These items were reviewed with the Companys Audit Committee on June 10, 1998 by KPMG. The Company has authorized KPMG to respond fully to the inquiries of ED&C.



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Item 7.        Financial Statements and Exhibits
               ---------------------------------

     (a)       Financial Statements of the Business Acquired.  Not applicable.

     (b)       Pro Forma Financial Information.  Not applicable.

     (c)       Exhibits.

               16.1      Letter of KPMG Peat Marwick LLP


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        EMERGENT GROUP, INC.

                                        By:  /s/ Kevin J. Mast
                                        Kevin J. Mast
                                        Vice President, Chief Financial
                                        Officer, and Treasurer

                                 Exhibit Index

16.1      Letter of KPMG Peat Marwick LLP